Exhibit 10.12

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of December, 2016 by and among GCM Grosvenor Special Opportunities Master Fund, Ltd. (the “Seller”), Amicus Therapeutics International Holding LTD (“Amicus International”) and Amicus Therapeutics, Inc. (the “Purchaser”).

1.                                      Purchase and Sale of Purchased Note.  On the terms and conditions set forth herein, Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser Note No. 7, issued by Amicus International to Seller on June 30, 2016, with a principal amount equal to $25,000,000 (the “Purchased Note”), at the price equal to par, plus all accrued and unpaid interest to the date hereof (such amount, the “Purchase Price”), subject to the closing of the Offering (as defined below).  For the sake of clarity, and the avoidance of doubt, Purchaser confirms that neither this Agreement nor the consummation of the transactions contemplated hereby grants the Purchaser or any of its affiliates any right to modify, terminate or repurchase the Warrant to Purchase Common Stock, Warrant No. 7, held by the Seller; and such Warrant shall remain unaffected and outstanding and exercisable in accordance with its terms.

2.                                      Payment and Closing.  Within three business days of the closing of the Purchaser’s issuance of its convertible senior notes due 2023, as described in the preliminary offering circular dated December 14, 2016 (the “Offering”), Purchaser shall pay the Purchase Price for the Purchased Note in cash, by wire transfer of immediately available funds to an account designated by Seller, and against such payment, Seller shall deliver to Purchaser the Purchased Note, with the form of assignment attached thereto completed to effect the transfer to Purchaser.  Purchaser shall be responsible for, shall pay, and shall hold Seller harmless from, any stamp, court or documentary, intangible, recording, filing or similar transfer taxes (but not any net income taxes) due in respect of the transactions contemplated by this Agreement.

3.              Seller Representations.  Seller represents and warrants to Purchaser as follows:

(a)                                 Seller owns the Purchased Note free and clear of all liens, pledges, encumbrances, security agreements, equities, options, claims, charges and restrictions of any nature whatsoever, except any restrictions under the terms of the Purchased Note or applicable state and federal securities laws, and has not previously entered into any commitment for the sale of all or part of the Purchased Note or otherwise conveyed or encumbered Seller’s interest with respect to the Purchased Note.

(b)                                 Seller has full power and authority to sell and transfer the Purchased Note to Purchaser without obtaining the waiver, consent, order or approval of, (i) any state or federal governmental authority, or (ii) any third party or other person; provided no representation is made hereunder with respect to any securities laws of any jurisdiction or with respect to any waiver, consent, order or approval required of Amicus International, Purchaser or any of their affiliates.

(c)                                  The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations pursuant to this Agreement will not result in any material violation of, or materially conflict with, or constitute a material default under, any agreement to which Seller is a party or Seller’s charter documents, nor, to Seller’s knowledge, result in the creation under any agreement or instrument to which Seller is a party of any material mortgage, pledge, lien, encumbrance or charge upon the Purchased Note, other than pursuant to this Agreement.

(d)                                 Upon delivery of and payment for the Purchased Note as herein contemplated, Seller will convey to Purchaser good and valid title to the Purchased Note free and clear of all liens, encumbrances, equities, options, claims, charges and restrictions, of any nature whatsoever, other than restrictions under the terms of the Purchased Note and applicable securities laws.

(e)                                  Seller has reviewed with Seller’s own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. Seller is relying solely on such advisors and not on any statements or representations of Purchaser or any of its agents. Seller understands that Seller shall be solely responsible for Seller’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.                                      Purchaser’s Representations.  Purchaser represents and warrants to Seller that Purchaser has taken all necessary steps to inform itself as to, and Purchaser is not relying upon Seller as to, the financial condition of Amicus International and the merits and risks of purchasing the Purchased Note.

5.                                      Consent to Transfer.  Pursuant to Section 13(a) of the Purchased Note, Amicus International hereby consents to the transfer of the Purchased Note.

6.              Waiver.  Seller hereby waives the restriction in Section 5.1 of the Purchased Note regarding incurrence of indebtedness with respect to the incurrence of the indebtedness contemplated by the Offering; provided such waiver shall expire and be of no further force or effect if the purchase of the Purchased Note is not consummated by Purchaser as provided in Section 2.

7.              Miscellaneous.

(a)                                 Undertaking.  The parties hereby agree to take additional actions and execute additional documents as may be reasonably necessary or advisable in order to effect the transactions contemplated by this Agreement.

(b)                                 Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof. This Agreement shall not be amended except by a writing signed by all of the parties.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

(d)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures transmitted electronically shall be accepted as originals for all purposes of this Agreement.

(e)                                  Notice.  Notice hereunder shall be given by written delivery or confirmed facsimile thereof to the parties at their respective mailing addresses or email addresses set forth on the signature page hereof or to such other mailing address or email address as the other party shall be notified of in accordance herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.

GCM GROSVENOR SPECIAL OPPORTUNITIES MASTER FUND, LTD.
By: GCM Fiduciary Services, LLC, its director

Signature:	/s/ Burke J. Montgomery

Print Name:	Burke J. Montgomery
Address:	c/o Grosvenor Capital Management, L.P.
900 N. Michigan Ave., Suite 1100
Chicago, IL 60660
Email:	legal@gcmlp.com

AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD

Signature:	/s/ Daphne Quimi

Print Name:	Daphne Quimi
Address:	Phoenix House
Oxford Road, Tatling End
Gerards Cross, Buckinghamshire
SL9 7AP UK
Email:	dquimi@amicusrx.com

Signature:	/s/ Geoffrey Ghyoot

Print Name:	Geoffrey Ghyoot
Address:	Phoenix House
Oxford Road, Tatling End
Gerards Cross, Buckinghamshire
SL9 7AP UK
Email:	gghyoot@amicusrx.com

AMICUS THERAPEUTICS, INC.

Signature:	/s/ William D. Baird III

Print Name:	William D. Baird III
Address:	1 Cedar Brook Drive
Cranbury, NJ 08512
Email:	cbaird@amicusrx.com